Exhibit 99.1
FluoroPharma Announces $1.6M Capital Raise

BOSTON, June 23, 2011 /PRNewswire/ -- FluoroPharma Medical (OTC.BB:FPMI.ob - News) announced it has received subscriptions from select accredited investors for gross proceeds of $1.6 million in a private placement offering. The proceeds from this financing together with the previously announced financing in May 2011 aggregates $5.3 million. The Company intends to use the proceeds of the offering for working capital purposes.

"We are pleased that we can continue to fund the advancement of our portfolio of compounds," said Thijs Spoor, FluoroPharma's Chief Executive Officer. "This step will allow the company to significantly advance its clinical development."  Dr. David Elmaleh, Chairman of the Board of Directors and the inventor of the technology added, "the company has previously reached significant milestones and we expect to continue to focus our efforts on executing FluoroPharma's strategic plan."

Noble Capital Markets acted as placement agent and Sichenzia Ross Friedman and Ference acted as counsel on the transaction.

The securities offered in this financing transaction have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to qualified accredited investors. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares and the shares of common stock issuable upon exercise of the warrants. Any offering of the Company's securities under the resale registration statement referred to above will be made only by means of a prospectus.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

Additional information about the capital raise transaction and FluoroPharma, can be found in FluoroPharma's Current Report on Form 8-K which will filed with the Securities and Exchange Commission.

About FluoroPharma Medical

FluoroPharma is a biopharmaceutical company engaged in the discovery and development of proprietary PET imaging products to improve patient management by evaluating cardiac disease at the cellular and molecular levels. FluoroPharma is advancing two products in clinical trials for assessment of acute and chronic forms of coronary disease. These agents have been designed to rapidly target myocardial cells within the heart or inflamed plaques within the coronary arteries.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this news release include statements regarding FluoroPharma's research and development activities and anticipated operating results. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as significant fluctuations in expenses associated with clinical trials, failure to secure additional financing, the inability to complete regulatory filings with the Food and Drug Administration, the introduction of competing products, or management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and other information that may be detailed from time to time in FluoroPharma's filings with the United States Securities and Exchange Commission. FluoroPharma undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.